Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chindex International, Inc.
Bethesda, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 12, 2007, relating to the consolidated financial statements, the effectiveness of Chindex International, Inc.’s internal control over financial reporting, and the schedule of Chindex International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

/s/ BDO Seidman, LLP
Bethesda, Maryland

September 14, 2007